Exhibit 99.1

Civista Bancshares, Inc. announces appointment of Lorina Wise as director.

Sandusky, Ohio, July 27, 2022 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) announced that it is adding Lorina Wise to its board of directors. In making the announcement, Dennis G. Shaffer, Chief Executive Officer of Civista, said “We are thrilled to have the opportunity to add a director with the background of Lorina Wise. She will bring broad experience and expertise that will be valuable as Civista continues to grow.”

Mrs. Wise responded, “I look forward to taking on this new role as a director with an organization, board, and management team that represent the highest standards in the banking industry.”

Mrs. Wise, currently Chief Human Resources Officer at Nationwide Children’s Hospital in Columbus, Ohio, and has also served in the roles of Deputy General Counsel, Assistant Corporate Secretary and Associate General Counsel. From January 2009 until June 2012, Mrs. Wise was Senior Director of International Human Resources and Enterprise Risk Management at Carnegie Mellon University. Prior to joining Carnegie Mellon University, Mrs. Wise served for ten years in the roles of VP, General Counsel and Privacy Officer and Children’s Community Pediatrics Corporate Secretary and Associate Counsel at UPMC Children’s Hospital of Pittsburgh. Mrs. Wise also served as the City of Pittsburgh’s Associate City Solicitor for the six years.

Mrs. Wise is a 1981 graduate of The Johns Hopkins University and a 1984 graduate of University of Pittsburgh School of Law. Mrs. Wise resides in Reynoldsburg, Ohio and has served on the Boards of the Central Ohio YMCA and Big Brothers Big Sisters.

Mrs. Wise will also serve on the board of directors of Civista Bank. Appointment to Civista’s committees will be made in the near future.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to the merger transaction with Comunibanc, any statements of the plans and objectives of management for future operations, products or services, any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “target” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Civista does not assume any duty and does not undertake to update any forward-looking statements. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that Civista anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in Civista’s Annual Report on Form 10-K for the year ended December 31, 2021, and those disclosed in Civista’s other periodic reports filed with the Securities and Exchange Commission (the “SEC”).

About Civista Bancshares, Inc.

Civista Bancshares, Inc. is a $3.0 billion financial holding company headquartered in Sandusky, Ohio. Prior to the merger with Comunibanc Corp., Civista’s banking subsidiary, Civista Bank, operated 36 locations in Northern, Central and Southwestern Ohio, Southeastern Indiana and Northern Kentucky. Upon completion of the merger with Comunibanc Corp., Civista will be an approximately $3.4 billion financial holding company, and Civista Bank will operate an additional seven locations in Northwestern Ohio. Additional information on Civista may be accessed at www.civb.com, but information at that website is not part of this press release nor is it part of any filing by Civista with the Securities and Exchange Commission. Civista’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”.

Contact Information

Dennis G. Shaffer

Chief Executive Officer & President

Civista Bancshares, Inc.

dgshaffer@civb.com

(888) 645-4121